STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (the “Agreement”) is entered into as of February 28, 2019, with an effective date of March 1, 2019 (the “Effective Date”), by and among Liberated Solutions, Inc. (f/k/a The Go Eco Group, f/k/a Liberated Energy, Inc.), a Nevada corporation (“Liberated”), CigaWatt, Inc., a Missouri corporation (“CigaWatt”), and each of the shareholders of CigaWatt identified on the signature pages hereto. Such shareholders own 100% of the capital stock in CigaWatt and are sometimes referred to herein as the “Shareholders”. The parties shall be collectively referred to herein as the “Parties” and individually, a “Party.” In consideration of the mutual promises contained herein, intending to be legally bound, the Shareholders, Liberated and Company hereby agree as follows:

WHEREAS, immediately prior to the execution of this Agreement, the Shareholders own100% of the issued and outstanding shares of CigaWatt (“Purchased Shares”).

WHEREAS, the Shareholders desire to sell to Liberated all of the Purchased Shares and Liberated desires to purchase the Purchased Shares from the Shareholders in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Shareholders and Liberated hereby agree as follows:

1. Purchase and Sale of Shares. Subject to the terms and conditions hereof, at the Closing (defined below) the Shareholders hereby sell to Liberated and Liberated hereby purchases from the Shareholders the Purchased Shares.

2. Purchase Price. The purchase price for the purchase of the Purchased Shares shall be USD $200,000.00 (the “Purchase Price”), which shall be paid in installments in the form of cash, check, wire or other immediately available funds. the Shareholders acknowledges that the Purchase Price, when paid in full, (i) constitutes full and adequate consideration for the Purchased Shares and (ii) is a valid, legal and acceptable transfer, and that, upon payment of the full Purchase Price, the Purchased Shares, when issued in accordance with the terms herein, will be fully-paid and nonassessable.

3. Closing: Provided the conditions set forth in Section 4 have been met, the closing (“Closing”) of the transactions described in this Agreement will occur on or before May 15, 2019 or such other date as the Parties agree. The Closing shall take place at such date and time as Liberated has delivered the Purchase Price to the Shareholders and the Shareholders have delivered a certificate or certificates evidencing the Purchased Shares.

4. Conditions: Liberated’s obligation to purchase the Purchased Shares at a Closing is subject to the fulfillment on or before such Closing of each of the following conditions, unless waived by the applicable Liberated purchasing the Purchased Shares in such Closing:

(a) Representations and Warranties. The representations and warranties made by the the Shareholders in Section 5 (as modified by the disclosures on the Schedule of Exceptions) shall be true and correct as of the date of the Closing.

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(b) Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by CigaWatt on or prior to the Closing shall have been performed or complied with in all material respects.

(c) Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Purchased Shares pursuant to this Agreement (and except for such as may be properly filed subsequent to the Closing) shall be obtained and effective as of the Closing.

(d) Articles. The Articles shall have been duly authorized, executed and filed with and accepted by the Secretary of State of the State of Missouri and shall continue to be in full force and effect.

(e) Audit. CigaWatt shall have completed an audit of its financial statements so that Liberated can file the combined financial statements with the Securities and Exchange Commission. Once the audit has been completed, Brian Conway agrees to sell and transfer his Series A preferred stock of Liberated to Janelle Squire.

(f) Preemptive Rights. CigaWatt shall have fully satisfied (including with respect to rights of timely notification) or obtained enforceable waivers in respect of any preemptive or similar rights directly or indirectly affecting any of its securities.

5. Representations and Warranties. As set forth below, the Shareholders and Liberated hereby represent and warrant to the other party on the date of this Agreement and the Closing as follows:

(a) Ownership. The Shareholders are the sole owner of the Purchased Shares and the true party in interest to such shares and no other person or entity has any beneficial ownership, whether direct or indirect, in their respective portion of the Purchased Shares being sold pursuant to this Agreement. Upon the Closing, Liberated will acquire good and valid title to the Purchased Shares; provided, however, that the Purchased Shares will remain subject to restrictions on transfer under U.S. state and federal securities.

(b) Authorization. All action on the part of such party necessary for the execution of this Agreement, sale and delivery of the Purchased Shares and the performance of such party’s obligations hereunder has been taken or will be taken prior to the Closing, including obtaining all necessary consents.

(c) Enforceability. This Agreement constitutes the valid and binding obligation of such party, enforceable in accordance with its terms, except as limited by (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, (ii) by rules of law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity.

(d) No Violation. The execution and delivery of this Agreement by such party does not and the compliance with its terms and conditions by such party will not result in any material violation of, or materially conflict with, or constitute a material default under (i) any material agreement, (ii) any judgment or order of any court or governmental department, commission, board, agency or instrumentality, domestic or foreign, or (iii) any applicable law, rule or regulation.

(e) Restricted Securities. Liberated understands that the Purchased Shares, have not been, and will not be, registered under the Securities Act, and must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available.

(f) Investment Intent. Liberated is acquiring the Purchased Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, and Liberated has no present intention of selling, granting any participation in, or otherwise distributing the same. Liberated does not have any undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity or to any third person or entity with respect to any of the Purchased Shares.

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(g) Investment Experience. Liberated has substantial experience in evaluating and investing in private transactions of securities in companies similar to CigaWatt, as applicable, and acknowledges that Liberated can protect its own interests. Liberated has such knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of its investment in CigaWatt.

(h) Speculative Nature of Investment. Liberated understands and acknowledges that an investment in CigaWatt is highly speculative and involves substantial risks. Liberated can bear the economic risk of such party’s investment and is able, without impairing Liberated’s financial condition, to hold the Liberated Interests for an indefinite period of time and to suffer a complete loss of Liberated’s investment.

(i) Access to Data. Liberated has had an opportunity to ask questions of, and receive answers from the officers of CigaWatt concerning the business, management and financial affairs of CigaWatt, and has received all the information such party deems necessary or appropriate for deciding whether to purchase the Purchased Shares. Liberated is relying solely on its own counsel and advisors, if any, and not on any statements or representations of CigaWatt, the the Shareholders or their respective agents for legal, tax or other advice with respect to this investment.

(j) Taxes. Each party has reviewed with such party’s tax advisors the tax consequences of the sale and purchase of the Purchased Shares. Each party is relying solely on their respective such advisors and not on any statements or representations of the Shareholders, CigaWatt or their respective agents. Each party understands that such shall be solely responsible for any tax liability that may arise for such party as a result of consummation of the sale and purchase of the Purchased Shares as contemplated by this Agreement.

(k) Preferred Shares Transfer.

6. CigaWatt’s Representations and Warranties.

(a) CigaWatt has been duly incorporated and is existing and in good standing under the laws of the State of Nevada, with corporate power and authority to own its properties and conduct the businesses in which it is currently engaged and CigaWatt is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be duly qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a materially adverse effect on CigaWatt or its business (“Material Adverse Effect”).

(b) The execution, delivery and performance of this Agreement and the issuance and sale of the Purchased Shares will not result in a breach or violation of any of the terms and provisions of, or constitute, or with the giving of notice or lapse of time, would constitute, a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of CigaWatt or any of its Subsidiaries pursuant to, (i) their respective certificate of formation, limited liability company agreement, limited partnership agreement, charter, or by-laws or similar organizational documents of CigaWatt or any of its Subsidiaries, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over CigaWatt or any of its Subsidiaries or any of their properties, or (iii) any agreement or instrument to which CigaWatt or any of its Subsidiaries is a party or by which CigaWatt or any of its Subsidiaries is bound or to which any of the properties of CigaWatt or any of its Subsidiaries is subject, except in the case of clauses (ii) and (iii) as would not reasonably be expected to have a Material Adverse Effect.

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(c) The Purchased Shares have been duly authorized and, when the Purchased Shares have been delivered and paid for in accordance with this Agreement on the Closing Date, such Purchased Shares will be validly issued, fully paid and nonassessable; the stockholders of CigaWatt have no preemptive rights with respect to the Purchased Shares; and none of the outstanding shares of capital stock of CigaWatt have been issued in violation of any preemptive or similar rights of any security holder. Except as described there are no outstanding (i) securities or obligations of CigaWatt convertible into or exchangeable for any capital stock of CigaWatt, (ii) warrants, rights or options to subscribe for or purchase from CigaWatt any such capital stock or any such convertible or exchangeable securities or obligations or (iii) obligations of CigaWatt to issue or sell any shares of capital stock, any such convertible or exchangeable securities or obligations or any such warrants, rights or options.

(d) No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by CigaWatt for the consummation of the transactions contemplated by this Agreement, except (i) such as have been obtained, (ii) where the failure of CigaWatt to obtain or make any such consent, approval, authorization, order, filing or registration would not reasonably be expected to have a Material Adverse Effect, or (iii) such as have been made or as may be required under state or foreign securities or “Blue Sky” laws.

(e) Neither CigaWatt nor any of its Subsidiaries is in violation of any law applicable to CigaWatt or its Subsidiaries, except as would not, individually or in the aggregate, have a Material Adverse Effect. CigaWatt and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not, individually or in the aggregate, have a Material Adverse Effect, and neither CigaWatt nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit, except where such potential revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

7. Company Consent. Upon execution of this Agreement, CigaWatt hereby consent to the transfer of the Purchased Shares.

8. Miscellaneous.

(a) Further Assurances. Each party hereto shall cooperate and take such actions as may be reasonably requested by the other party or its legal counsel in order to carry out the provisions and purposes of this Agreement.

(b) Governing Law. This Agreement is governed by the internal substantive laws of the state of Nevada, without regard to conflict of laws principles.

(c) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(d) Attorney’s Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees and costs in addition to any other relief to which such party may be entitled.

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(e) Successors and Assigns. This Agreement may be assigned by either party only with the written consent of the other parties hereto. Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall be binding on and inure to the benefit of the respective successors and permitted assigns of the parties.

(f) Survival of Representations and Warranties. The representations and warranties of the parties contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and Closing.

(g) Amendment and Waiver. No provision of this Agreement may be amended, modified or waived except by a written instrument signed by the parties to this Agreement. Unless provided otherwise in a waiver, no such waiver shall constitute an ongoing or future waiver of other provision of this Agreement.

(h) Severability. If any provision of this Agreement is held to be unenforceable, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

(i) Third Party Beneficiary. CigaWatt is the only intended third-party beneficiary of the representations, warrants and covenants contained in this Agreement and shall have the unlimited right to enforce the terms hereof.

(j) Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when (i) delivered by hand, (ii) sent by facsimile (with written confirmation of receipt) or electronic mail (with evidence of transmission), or (iii) the earlier of 48 hours or receipt after mailing if mailed by United States first-class, certified or registered mail, postage prepaid, return receipt requested, to the other party, in each case, to the principal addresses or facsimile number of such party (or to such other addresses and facsimile numbers as a party may designate).

(k) Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous oral or written agreements or understandings with respect thereto.

(Signature Page Follows)

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IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement as of the date first set forth above.

LIBERATED SOLUTIONS, INC.:

By:	/s/ Brian Conway
Name:	Brian Conway
Its:	CEO

THE SHAREHOLDERS:

By:	/s/ Janelle Squire
Name:	Janelle Squire
Title:	owner

CIGAWATT, INC.:

By:	/s/ Janelle Squire
Name:	Janelle Squire
Title:	owner